December 21, 2004

Mr. James Rubin

Senior Vice President and Chief Financial Officer

Tripos Inc.

1699 South Hanley Road

St. Louis, MO 63144

Dear Mr. Rubin:

This letter sets forth the agreement of Horizon Technology Funding Company II LLC, a Delaware limited liability company ("Horizon II"), Horizon Technology Funding Company III LLC, a Delaware limited liability company ("Horizon III"), and Sand Hill Venture Debt Fund III, LLC, a California limited liability company ("Sand Hill; Horizon II, Horizon III and Sand Hill are sometimes individually referred to as a "Purchaser" and, collectively, as the "Purchasers") and Tripos, Inc., a Utah corporation (the "Company") regarding the purchase by each Purchaser from Company of shares of Company's common stock (the "Common Stock") on the date hereof, as specified in Section 1, below. The parties agree as follows:

1. This Agreement relates to the purchase of the shares (the "Shares") of Company's Common Stock by Horizon II, Horizon III and Sand Hill, which purchase is being settled by the parties on the date hereof by wire transfer of funds to LaSalle Bank N.A., ABA # 071 000 505, For Credit to Trust GL Account #2090067, For further credit to Trust # 403300.1 Horizon Tech/Tripos Escrow, Attn: Laura Mackey x45859. The per Share purchase price for the Shares (the "Purchase Price") is $4.48 per Share. The aggregate Purchase Price to be paid by each Purchaser is as follows: Horizon II, $99,998; Horizon III, $99,998; and Sand Hill, $299,998.72. No Purchaser is responsible for the obligations of any other Purchaser under this Agreement. Any obligation to purchase the Shares is subject to the completion, to Purchasers' satisfaction, of all matters set forth in the Venture Loan and Security Agreement of even date between Company and Horizon Technology Funding Company LLC. The payment by Purchasers, and retention by Company, of the Purchase Price, is subject to the terms of the Escrow Agreement among the Purchasers, Company, and LaSalle Bank National Association of even date.

2. Company represents to Purchasers as follows: (i) Company is a corporation duly incorporated, validly existing and in good standing under the laws of Utah, (ii) Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof, (iii) the execution, delivery and performance of this Agreement by Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, (iv) attached hereto as Exhibit A is a copy of the duly adopted resolutions of the Board of Directors of Company, (v) this Agreement has been duly executed and delivered on behalf of Company by a duly authorized officer, (vi) attached hereto as Exhibit B is a copy of a duly executed incumbency certificate of such duly authorized officer, (vii) this Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditor's rights, or by general principles of equity, (viii) the representations and warranties of Borrower set forth in the Venture Loan and Security Agreement of even date between Company and Horizon Technology Funding Company LLC are true and correct, and (ix) the Shares to be issued under this Agreement have been duly authorized by all necessary corporate action on the part of Company and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and a Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

3. The Shares will be issued in a transaction exempt from registration under the Securities Act. Following the date hereof, and in any case by March 31, 2005, Company shall promptly prepare, file and use its reasonable efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-1 or such other form as may be appropriate to be filed with the SEC by Company under the Securities Act (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") covering the public resale in the United States of the Shares to be issued pursuant to Section 1, and Company shall use its reasonable efforts to keep the Registration Statement continuously effective until the second anniversary of its effective date (the "Effective Period"). Any such registration shall be subject to the customary terms and conditions used in connection with resale prospectuses. Company's obligations under this Section to include a Purchaser's Shares in the Registration Statement are contingent upon such Purchaser providing promptly all information concerning such Purchaser and its proposed plan of distribution as Company may reasonably request in connection with any of the foregoing. Company may by written notice to the Purchasers immediately suspend the use of any resale prospectus for a period not to exceed sixty consecutive days in any one instance and for a period not to exceed one hundred twenty calendar days in any twelve-month period (each, a "Suspension Period") at any time that (i) Company becomes engaged in a business activity or negotiation or any other event has occurred or is anticipated which is not disclosed in that prospectus which Company reasonably believes should be disclosed therein under applicable law and which Company desires to keep confidential for business purposes or (ii) Company determines that a particular disclosure so determined to be required to be disclosed therein be premature or would adversely affect Company or its business or prospects. Company will use its commercially reasonable efforts to ensure that the use of the Registration Statement may be resumed as soon as practicable. Company shall bear all costs and expenses associated with the registration of the Shares as specified in this Section and the preparation and filing of the Registration Statement, including, without limitation, all printing expenses, legal fees and disbursement of Company's outside counsel, commissions, NASDAQ and blue sky registration filing fees and transfer agents' and registrars' fees, but not including underwriting commissions or similar charges and legal fees and disbursements of counsel to Purchasers.

4. Company will continue to take all commercially reasonable action necessary to continue the listing or trading of its Common Stock on the NASDAQ National Market or any relevant market or system, if applicable, and will comply in all respects with Company's reporting, listing (including, without limitation, the listing of the Shares purchased by a Purchaser) or other obligations under the rules of the NASDAQ National Market or any relevant market or system.

5. Company has made available to each Purchaser true and complete copies of the filings it has filed with the Securities and Exchange Commission since January 1, 2004 (collectively, the "Commission Filings"). Company has not provided to any Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, each of the Commission Filings complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Commission Filings complied, as of the date of their filing, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. No material event or circumstance has occurred or exists with respect to Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Company but which has not been so publicly announced or disclosed.

6. Company will promptly notify a Purchaser of (a) any stop order or other suspension of the effectiveness of the Registration Statement and (b) the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7. Company will indemnify and hold harmless each Purchaser and each person, if any, who controls a Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"); or Section 20(a) of the Securities Exchange Act, as amended (the "Exchange Act"); from and against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which a Purchaser and each person, if any, who controls a Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to Shares being sold to a Purchaser and any prospectus supplement (the "Prospectus Supplement") that becomes a part of the Registration Statement), or any amendment or supplement to the Registration Statement, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading (an "Indemnifiable Matter").

8. Company will reimburse each Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses incurred by a Purchaser or the controlling person in investigating, defending against, or preparing to defend against any claim relating to an Indemnifiable Matter, except that Company will not be liable to the extent such claim, suit or proceeding which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in any Prospectus Supplement or any amendment or supplement to the Prospectus Supplement in reliance upon, and in conformity with, written information furnished by a Purchaser to Company for inclusion in the Prospectus Supplement.

9. Each Purchaser represents as to itself that: (i) it has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares, (ii) the execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and (iii) this Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditor's rights, or by general principles of equity.

10. Each Purchaser confirms and covenants that (i) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Shares, (ii) the Shares are being acquired by it for investment for its own account in the ordinary course of its business, and (iii) it has no view to, or arrangement with any person to participate in, the distribution of the Shares, or any sale of the Shares except in compliance with applicable federal and other securities laws.

11. The representations, warranties and covenants of the parties provided in this Agreement will survive the closing of the sale of the Shares contemplated by this Agreement, for a period of one year following the date hereof.

12. This Agreement and the other documents delivered pursuant to this Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements and understandings relating to such subject matter. This Agreement may be amended only with the written consent of both parties. This Agreement and the legal relations between the parties hereto with respect to any purchase of Common Stock hereunder shall be governed and construed in accordance with the substantive laws of the State of Connecticut without giving effect to the conflicts of law principles thereunder.

Delivery of an executed copy of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed copy of this Agreement and shall be effective and enforceable as the original. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one instrument.

Please execute a copy of this letter which, when executed by Purchasers, will constitute an Agreement between Company and Purchasers.

Very truly yours,

HORIZON TECHNOLOGY FUNDING

COMPANY II LLC

By: Horizon Technology Finance, LLC, its agent

By: /s/ Robert D. Pomeroy, Jr.

Title: Managing Member

HORIZON TECHNOLOGY FUNDING

COMPANY III LLC

By: Horizon Technology Finance, LLC, its agent

By: /s/ Robert D. Pomeroy, Jr.

Title: Managing Member

SAND HILL VENTURE DEBT FUND III,

LLC

By: /s/ William Del Biaggio

Title: Manager

AGREED TO:

TRIPOS, INC.

By: /s/ B. James Rubin

Title: Chief Financial Officer